UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2020 (January 13, 2020)

Riot Blockchain, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 6th Street, Suite 401,
Castle Rock, CO 80104
(Address of principal executive offices)

(303) 794-2000
(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIOT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry Into a Material Definitive Agreement.

Kairos Lease Amendment

Kairos Global Technologies, Inc. (“Kairos”), a wholly owned subsidiary of Riot Blockchain, Inc. (“Riot” or the “Company”), entered into that certain Lease Agreement by and between Kairos and 7725 Reno #1, L.L.C. (“7725 Reno”) dated February 27, 2018, as amended on March 26, 2018 and November 29, 2018 (the “Lease”). Effective as of January 8, 2020, Kairos entered into a third amendment to the lease (the “Third Lease Amendment”), extending the initial term of the Lease through May 15, 2020. All other provisions of the Lease remain the same as set forth in the second amendment to lease reported by the Company on Form 8-K filed with the Securities and Exchange Commission on December 6, 2019.

The foregoing descriptions of the Third Lease Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

8.01 – Other Events.

On January 8, 2020, the Company issued a Press Release announcing the delivery and deployment of the first order of Bitmain S17 Antminer cryptocurrency miners at its Oklahoma City, Oklahoma mining facility. Riot had previously announced its acquisition of the S17 Antminers from Bitmain on its Current Report on Form 8-K filed on December 4, 2019. A copy of the Press Release announcing the delivery and deployment of the S17 Antminers is attached hereto as Exhibit 99.1

About Riot Blockchain

Information reported in this Current Report on Form 8-K is limited to the scope of the information reportable under a Current Report on Form 8-K under the rules and regulations of the Commission. Please refer to the additional information concerning the Corporation referenced in the following notices and safe harbor provision for material risks and other uncertainties.

Investor Notice

An investment in the Corporation’s common stock involves a high degree of risk, and an investor should only purchase the Corporation’s securities if he or she can afford to suffer the loss of his or her entire investment. In determining whether to purchase the Corporation’s common stock, an investor should carefully consider all of the material risks described in this Current Report on Form 8-K below, together with the factors described under Item 1A under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2019, as amended on Form 10-K/A, filed with the SEC on April 23, 2019, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with the financial or other information contained or incorporated by reference in such reports. In addition to the risks discussed below, other risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business, financial condition and results of operations, perhaps materially. The risks discussed below also include forward-looking statements, and actual results and events may differ substantially from those discussed or highlighted in those forward-looking statements. See also the Section entitled “Forward-Looking Statements” herein.

Safe Harbor

The information provided in this report may include forward -looking statements relating to future events or the future financial performance of the Corporation. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Corporation and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in report relating to the Corporation may be found in the Corporation’s periodic filings with the Commission, including the factors described in the sections entitled “Risk Factors”, copies of which may be obtained from the SEC’s website at www.sec.gov. The Corporation does not undertake any obligation to update forward-looking statements contained in this report.

Item 9.01. (d) Exhibits.	Financial Statements and Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description
10.1	Third Amendment to Lease, dated as of January 8, 2020, by and between Kairos Global Technologies, Inc. and 7725 Reno #1, L.L.C.
99.1	Press Release issued by Riot Blockchain, Inc. on January 8, 2020 (furnished pursuant to Item 8.01 of this Current Report on Form 8-K).*

*The information contained in this Press Release is furnished but not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

By:	/s/ Jeffrey McGonegal
Jeffrey McGonegal
Chief Executive Officer

Date: January 13, 2020